UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


  Date of Report (Date of Earliest Event Reported) January 13, 2004

      AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP
   (Exact Name of Registrant as Specified in its Charter)

                     State of Minnesota
      (State or other Jurisdiction of Incorporation or
                        Organization)




            24003                       41-1848181
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


  30 East 7th Street, Suite 1300, St. Paul, Minnesota 55101
          (Address of Principal Executive Offices)


                       (651) 227-7333
    (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last
                           report)

Item 2.   Acquisition or Disposition of Assets.

       On January 13, 2004, the Partnership purchased a 50% interest in a newly constructed Champps Americana restaurant in West Chester, Ohio from Champps Operating Corporation. The total cash purchase price of the land and building was approximately $3,200,000. The remaining interest in the property was purchased by AEI Net Lease Income & Growth Fund XX Limited Partnership, an affiliate of the Partnership. Champps Operating Corporation is not affiliated with the Partnership.

       The cash, used in purchasing the property, was from the proceeds of sale of properties.

Item 7.  Financial Statements and Exhibits.

        (a)  Financial  statements of businesses acquired  -
             Not    Applicable.     Property    was    newly
             constructed.

        (b) On January 13, 2004, the Partnership purchased its 50% interest in the property for $1,600,000. The property was acquired with cash which was provided from proceeds of sale of properties. A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Partnership had acquired the property on January 1, 2002, the Partnership's Investments in Real Estate would have increased by $1,600,000 and its Current Assets
             (cash) would have decreased by $1,600,000.

             The Rental Income for the Partnership would have increased from $1,168,020 to $1,324,483 for the year ended December 31, 2002 and from $656,077 to $738,127 for the nine months ended September 30, 2003 if the Partnership had owned the property during the periods.

             Depreciation  Expense would have  increased  by
             $36,165   and  $27,124  for  the   year   ended
             December  31,  2002 and the nine  months  ended
             September 30, 2003, respectively.

             The net effect of these proforma adjustments would have caused Net Income to increase from $1,065,874 to $1,186,146 and from $1,551,291 to $1,565,852, which would have resulted in Net Income of $69.63 and $93.44 per Limited Partnership Unit outstanding for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively.

        (c)  Exhibits

               Exhibit 10.1 - Net   Lease  Agreement   dated
                              December 6, 2002  between  the
                              Partnership,  AEI   Net  Lease
                              Income &  Growth     Fund   XX
                              Limited Partnership and Champps
                              Operating Corporation relating
                              to  the Property at 9424 Civic
                              Centre Boulevard, West Chester,
                              Ohio (incorporated by reference
                              to Exhibit 10.25 of Form 10-KSB
                              filed on March 21, 2003).

               Exhibit 10.2 - First  Amendment to Net  Lease
                              Agreement dated January 13,2004
                              between  the Partnership,  AEI
                              Net Lease Income & Growth Fund
                              XX Limited Partnership     and
                              Champps Operating  Corporation
                              relating to  the   Property at
                              9424  Civic Centre  Boulevard,
                              West Chester,Ohio.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI INCOME & GROWTH FUND XXII
                              LIMITED PARTNERSHIP

                              By: AEI Fund Management XXI, Inc.
                              Its: Managing General Partner


Date: January 21, 2004        /s/ Patrick W Keene
                              By: Patrick W. Keene
                              Its: Chief Financial Officer